EXHIBIT 5

June 17, 2005

Coeur d’Alene Mines Corporation
400 Coeur d’Alene Mines Building
Post Office Box I
505 Front Avenue
Coeur d’Alene, Idaho 83814

Re: Registration Statement on Form S-8

Gentlemen:

        We have represented Coeur d’Alene Mines Corporation (the “Company”) in connection with its Registration Statement on Form S-8 being filed under the Securities Act of 1933 (the “Act”) today with the Securities and Exchange Commission (together with all exhibits thereto, the “Registration Statement”). The Registration Statement relates to an offering by the Company of up to a total of 500,000 shares of the Company’s common stock, par value $1.00 per share, (the “Shares”) upon the award or exercise of stock-based compensation issued under the Company’s 2005 Non-Employee Directors’ Equity Incentive Plan. Pursuant to Rule 429 under the Act, the Registration Statement also covers shares of common stock which were previously registered under the Act for the Company’s Executive Compensation Program (which consists of the 1993 Annual Incentive Plan, and the 1993 Long-Term Incentive Plan) as well as the Company’s 2003 Long-Term Incentive Plan and Non-Employee Directors’ Stock Option Plan (collectively, the “Plans”).

        We have examined (1) the Articles of Incorporation of the Company and amendments thereto, (2) the By-Laws of the Company and amendments thereto, (3) the Registration Statement, (4) the Plans and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

        Based upon the foregoing, it is our opinion that:

1.	The Company is a corporation duly organized and existing under the laws of the State of Idaho.

2.	When the following events shall have occurred:

(a)	the Registration Statement is filed, at which time it will become effective under the Act, pursuant to General Instruction D to Form S-8, and

(b)	the Shares shall have been paid for and issued in accordance with the terms of the Plans,

the Shares thus sold will be legally issued, fully paid and non-assessable.

This firm hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

Sincerely,

FOLEY & LARDNER LLP
By: /s/ ARTHUR H. BILL
Arthur H. Bill

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